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                                                                   Exhibit 10(m)

                             AMENDED AGREEMENT AMONG

                            ESB FINANCIAL CORPORATION

                              AND ESB BANK, F.S.B.

                              AND THOMAS F. ANGOTTI

          AMENDED AGREEMENT, dated this 1st day of December 2002, among ESB Financial Corporation (the "Corporation"), and ESB Bank, F.S.B., a Federally chartered savings bank and a wholly owned subsidiary of the Corporation and Thomas F. Angotti (the "Executive"). Hereinafter, any reference to the "Employers" shall mean both the Corporation and ESB Bank and any reference to an "Employer" shall mean either the Corporation or ESB Bank.

                                   WITNESSETH:

          WHEREAS, the Executive is presently an officer of the Employers; and

          WHEREAS, the Employers desire to be ensured of the Executive's continued active participation in the business of the Employers; and

          WHEREAS, in order to induce the Executive to remain in the employ of the Employers and in consideration of the Executive's agreeing to remain in the employ of the Employers, the parties desire to specify the severance benefits which shall be due the Executive in the event that his employment with the Employers is terminated under specified circumstances;

          NOW THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereby agree as follows:

          1. Definitions. The following words and terms shall have the meanings set forth below for the purposes of this Agreement:

          (a) Annual Compensation. The Executive's "Annual Compensation" for purposes of this Agreement shall be deemed to mean the highest level of base salary and cash bonus paid to the Executive by the Employers or any subsidiary thereof during any of the three calendar years ending prior to the calendar year in which the Date of Termination occurs.

          (b) Cause. Termination by the Employers of the Executive's employment for "Cause" shall mean termination because of personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order. For purposes of this paragraph, no act or failure

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to act on the Executive's part shall be considered "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's action or omission was in the best interest of the Employers.

          (c) Change in Control of the Employer. "Change in Control of the Employer" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), or any successor thereto, whether or not any security of the Employer is registered under the Exchange Act; provided that, without limitation, such a change in control shall be deemed to have occurred if (i) any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Employer representing 25% or more of the combined voting power of the Employer's then outstanding securities; or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Employer cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

          (d) Code. Code shall mean the Internal Revenue Code of 1986, as amended.

          (e) Date of Termination. "Date of Termination" shall mean (i) if the Executive's employment is terminated for Cause or for Disability, the date specified in the Notice of Termination, and (ii) if the Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given or as specified in such Notice.

          (f) Disability. Termination by the Employer of the Executive's employment based on "Disability" shall mean termination because of any physical or mental impairment which qualifies the Executive for disability benefits under the applicable long-term disability plan maintained by the Employers or any subsidiary or, if no such plan applies, which would qualify the Executive for disability benefits under the Federal Social Security System.

          (g) Good Reason. Termination by the Executive of the Executive's employment for "Good Reason" shall mean termination by the Executive based on:

                    (i) Without the Executive's express written consent, the assignment by the Employer to the Executive of any duties which are materially inconsistent with the Executive's positions, duties, responsibilities and status with the Employer immediately prior to a Change in Control of the Employer, or a material change in the Executive's reporting responsibilities, titles or offices as an employee and as in effect immediately prior to such a Change in Control, or any removal of the Executive from or any failure to re-elect the Executive to any of such responsibilities, titles or offices, except in connection with the termination

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               of the Executive's employment for Cause, Disability or Retirement or as a result of the Executive's death or by the Executive other than for Good Reason;

                    (ii) Without the Executive's express written consent, a reduction by the Employers in the Executive's base salary as in effect on the date of the Change in Control of the Employer or as the same may be increased from time to time thereafter or a reduction in the package of fringe benefits provided to the Executive;

                    (iii) Any purported termination of the Executive's
               employment for Cause, Disability or Retirement which is not effected pursuant to a Notice of Termination satisfying the requirements of paragraph (i) below; or

                    (iv) The failure by the Employer to obtain the assumption of and agreement to perform this Agreement by any successor as contemplated in Section 6 hereof.

          (h)  IRS. IRS shall mean the Internal Revenue Service.

          (i) Notice of Termination. Any purported termination by the Employer for Cause, Disability or Retirement or by the Executive for Good Reason shall be communicated by written "Notice of Termination" to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which
(i) indicates the specific termination provision in this Agreement relied upon,
(ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, (iii) specifies a Date of Termination, which shall be not less than thirty (30) nor more than ninety (90) days after such Notice of Termination is given, except in the case of the Employer's termination of the Executive's employment for Cause, and (iv) is given in the manner specified in
Section 7 hereof.

          (j) Retirement. Termination by the Employer of the Executive's employment based on "Retirement" shall mean voluntary termination by the Executive in accordance with the Employers' retirement policies, including early retirement, generally applicable to their salaried employees.

          2. Benefits Upon Termination. If the Executive's employment by the Employers shall be terminated subsequent to a Change in Control of the Employer by (i) the Employer other than for Cause, Retirement, or as a result of the Executive's death, or (ii) the Executive for Good Reason, then the Employer shall, subject to the provisions of Section 3 hereof, if applicable:

          (a) pay to the Executive, in 36 equal monthly installments beginning with the first business day of the month following the Date of Termination, a cash amount equal to 2.99 times the Executive's Annual Compensation; and

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          (b)  maintain and provide for a period ending at the earlier of (i)
thirty-six (36) months after the Date of Termination or (ii) the date of the Executive's full-time employment by another employer (provided that the Executive is entitled under the terms of such employment to benefits substantially similar to those described in this subparagraph (b)), at no cost to the Executive, the Executive's continued participation in all group insurance, life insurance, health and accident, disability and other employee benefit plans, programs and arrangements in which the Executive was entitled to participate immediately prior to the Date of Termination (other than retirement plans or stock compensation plans of the Employers), provided that in the event that the Executive's participation in any plan, program or arrangement as provided in this subparagraph (b) is barred, or during such period any such plan, program or arrangement is discontinued or the benefits thereunder are materially reduced, the Employers shall arrange to provide the Executive with benefits substantially similar to those which the Executive was entitled to receive under such plans, programs and arrangements immediately prior to the Date of Termination.

          (c) The payments to the Executive hereunder shall be paid by the Corporation and the Bank in the same proportion as the time and services actually expended by the Executive on behalf of each respective Employer, and no payments shall be duplicated.

          3. Limitation of Benefits under Certain Circumstances. If the payments and benefits pursuant to Section 2 hereof, either alone or together with other payments and benefits which the Executive has the right to receive from the Employers would constitute a "parachute payment" under Section 280G of the Code, the payments and benefits pursuant to Section 2 hereof shall be reduced, in the manner determined by the Executive, by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits under Section 2 being non-deductible to either of the Employers pursuant to
Section 280G of the Code and subject to the excise tax imposed under Section 4999 of the Code. The parties hereto agree that the payments and benefits payable to the Executive upon termination shall be limited to three times the Executive's average annual compensation in accordance with Section 310 of the Office of Thrift Supervision ("OTS") Thrift Activities Handbook. The determination of any reduction in the payments and benefits to be made pursuant to Section 2 shall be based upon the opinion of independent tax counsel selected by the Employers' independent public accountants and paid for by the Employers. Such counsel shall be reasonably acceptable to the Employers and the Executive; shall promptly prepare the foregoing opinion, but in no event later than thirty
(30) days from the Date of Termination; and may use such actuaries as such counsel deems necessary or advisable for the purpose. In the event that the Employers and/or the Executive do not agree with the opinion of such counsel,
(i) the Employers shall pay to the Executive the maximum amount of payments and benefits pursuant to Section 2, as selected by the Executive, which such opinion indicates that there is a high probability that does not result in any of such payments and benefits being non-deductible to the Employers and subject to the imposition of the excise tax imposed under Section 4999 of the Code and (ii) the Employers may request a ruling from the IRS as to whether the disputed payments and benefits pursuant to Section 2 hereof have such consequences. Any such request for a ruling from the IRS shall be promptly prepared and filed by the Employers, but in no event later than thirty (30) days from the date of the opinion of counsel referred to above, and shall be subject to the Executive's approval prior to filing, which

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shall not be unreasonably withheld. The Employers and the Executive agree to be bound by any ruling received from the IRS and to make appropriate payments to each other to reflect any such rulings, together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code. Nothing contained herein shall result in a reduction of any payments or benefits to which the Executive may be entitled upon termination of employment other than pursuant to
Section 2 hereof, or a reduction in the payments and benefits specified in
Section 2 below zero.

          4.   Mitigation; Exclusivity of Benefits.

          (a) The Executive shall not be required to mitigate the amount of any benefits hereunder by seeking other employment or otherwise, nor shall the amount of any such benefits be reduced by any compensation earned by the Executive as a result of employment by another employer after the Date of Termination or otherwise.

          (b) The specific arrangements referred to herein are not intended to exclude any other benefits which may be available to the Executive upon a termination of employment with the Employers pursuant to employee benefit plans of the Employers or otherwise.

          5. Withholding. All payments required to be made by the Employers hereunder to the Executive shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Employers may reasonably determine should be withheld pursuant to any applicable law or regulation.

          6. Assignability. The Employers may assign this Agreement and their rights hereunder in whole, but not in part, to any corporation, bank or other entity with or into which either of the Employers may hereafter merge or consolidate or to which either of the Employers may transfer all or substantially all of their respective assets, if in any such case said corporation, bank or other entity shall by operation of law or expressly in writing assume all obligations of the Employers hereunder as fully as if it had been originally made a party hereto, but may not otherwise assign this Agreement or its rights hereunder. The Executive may not assign or transfer this Agreement or any rights or obligations hereunder.

          7. Notice. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below:

         To the Employers:    ESB Financial Corporation and ESB Bank, F.S.B.
                              600 Lawrence Avenue
                              Ellwood City, Pennsylvania 16117

         To the Executive:    Mr. Thomas F.  Angotti
                              233 Wyngate Road
                              Moon Township, PA 15108

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          8.   Amendment; Waiver. No provisions of this Agreement may be
modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer or officers as may be specifically designated by the Boards of Directors of the Employers to sign on their behalf. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

          9. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the United States where applicable and otherwise the substantive laws of the Commonwealth of Pennsylvania.

          10.  Nature of Employment and Obligations.

          (a) Nothing contained herein shall be deemed to create other than a terminable at will employment relationship between the Employers and the Executive, and the Employers may terminate the Executive's employment at any time, subject to providing any payments specified herein in accordance with the terms hereof.

          (b) Nothing contained herein shall create or require the Employers to create a trust of any kind to fund any benefits which may be payable hereunder, and to the extent that the Executive acquires a right to receive benefits from the Employers hereunder, such right shall be no greater than the right of any unsecured general creditor of the Employers.

          11. Term of Agreement. This Agreement shall terminate three (3) years after the date first above written; provided that on or prior to the first anniversary of the date first above written and each anniversary thereafter, the Boards of Directors of the Employers shall consider (with appropriate corporate documentation thereof, and after taking into account all relevant factors, including the Executive's performance as an employee) renewal of the term of this Agreement for an additional one (1) year, and the term of this Agreement shall be so extended unless the Boards of Directors of the Employers do not approve such renewal and provide written notice to the Executive, or the Executive gives written notice to the Employers, thirty (30) days prior to the date of any such anniversary, of such party's or parties' election not to extend the term beyond its then scheduled expiration date; and provided further that, notwithstanding the foregoing to the contrary, this Agreement shall be automatically extended for an additional one (1) year upon a Change in Control of the Employer.

          12. Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          13. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

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          14.  Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

          15. Regulatory Prohibition. Notwithstanding any other provision of this Agreement to the contrary, any payments made to the Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with Section 18(k) of the FDIA (12 U.S.C. Section. 1828(k)) and 12 C.F.R. Part 359.

          16. Regulatory Actions. The following provisions shall be applicable to the parties to the extent that they are required to be included in agreements between a savings association and its employees pursuant to Section 563.39(b) of the Regulations Applicable to All Savings Associations, 12 C.F.R. Section. 563.39(b), or any successor thereto, and shall be controlling in the event of a conflict with any other provision of this Agreement.

          (a) If the Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the Employers' affairs pursuant to notice served under Section 8(e)(3) or Section 8(g)(1) of the Federal Deposit Insurance Act ("FDIA")(12 U.S.C. Sections. 1818(e)(3) and 1818(g)(1)), the Employers' obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Employers may, in their discretion: (i) pay the Executive all or part of the compensation withheld while their obligations under this Agreement were suspended, and (ii) reinstate (in whole or in part) any of their obligations which were suspended.

          (b) If the Executive is removed from office and/or permanently prohibited from participating in the conduct of the Employers' affairs by an order issued under Section 8(e)(4) or Section 8(g)(1) of the FDIA (12 U.S.C. Sections. 1818(e)(4) and (g)(1)), all obligations of the Employers under this Agreement shall terminate as of the effective date of the order, but vested rights of the Executive and the Employers as of the date of termination shall not be affected.

          (c) If ESB Bank is in default, as defined in Section 3(x)(1) of the FDIA (12 U.S.C. Section. 1813(x)(1)), all obligations under this Agreement shall terminate as of the date of default, but vested rights of the Executive and the Employers as of the date of termination shall not be affected.

          (d) All obligations under this Agreement shall be terminated pursuant to 12 C.F.R. Section. 563.39(b)(5) (except to the extent that it is determined that continuation of the Agreement for the continued operation of the Employers is necessary): (i) by the Director of the OTS, or his/her designee, at the time the Federal Deposit Insurance Corporation ("FDIC") or Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of ESB Bank under the authority contained in Section 13(c) of the FDIA (12 U.S.C. Section. 1823(c)); or (ii) by the Director of the OTS, or his/her designee, at the time the Director or his/her designee approves a

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supervisory merger to resolve problems related to operation of ESB Bank or when
ESB bank is determined by the Director of the OTS to be in an unsafe or unsound condition, but vested rights of the Executive and the Employers as of the date of termination shall not be affected.

          17. Entire Agreement. This Agreement embodies the entire agreement between the Employers and the Executive with respect to the matters agreed to herein. All prior agreements between the Employers and the Executive with respect to the matters agreed to herein, including without limitation the Agreement between the Employers and the Executive dated February 10, 2000, are hereby superseded and shall have no force or effect.

     IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

                                ESB FINANCIAL CORPORATION

                                By: /s/ Charlotte A. Zuschlag
                                    -------------------------------------
                                    Charlotte A. Zuschlag
                                    President and Chief Executive Officer

                                ESB BANK, F.S.B.

                                By: /s/ Charlotte A. Zuschlag
                                    -------------------------------------
                                    Charlotte A. Zuschlag
                                    President and Chief Executive Officer

                                By: /s/ Thomas F. Angotti
                                    -------------------------------------
                                    Thomas F. Angotti

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